SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



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(  )  Filed by a Party other than the Registrant

Check the appropriate box:

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      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
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(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                       Fieldcrest Cannon, Inc.

            (Name of Registrant as Specified In Its Charter)

                      Fieldcrest Cannon, Inc.

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


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

                           (Fieldcrest Cannon Logo)
                            FIELDCREST CANNON, INC.
                                 One Lake Drive
                        Kannapolis, North Carolina 28081
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held April 29, 1996
    TO THE STOCKHOLDERS OF
      FIELDCREST CANNON, INC.
         The Annual Meeting of Stockholders of Fieldcrest Cannon, Inc. will be held at 801 Front Avenue, Columbus, Georgia, on April 29, 1996 at 10:00 a.m., for the following purposes:
          I. To elect eight directors to the Company's Board of Directors;
         II. To consider and vote upon a proposal to ratify the selection of
             Ernst & Young LLP as independent accountants to audit the
             accounts of the Company for the year ending December 31, 1996; and to act upon such other matters as may properly come before the meeting or any adjournment thereof.
         Only holders of Common Stock at the close of business on March 20, 1996, will be entitled to vote at the meeting or any adjournment thereof.
                                      By Order of the Board of Directors,
                                      M. KENNETH DOSS
                                      Secretary
Kannapolis, North Carolina
March 27, 1996
                    IMPORTANT -- YOUR PROXY IS ENCLOSED
     Stockholders are requested to execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                                                  March 27, 1996
                            FIELDCREST CANNON, INC.
                                 One Lake Drive
                        Kannapolis, North Carolina 28081
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1996
     The enclosed proxy is solicited by the Board of Directors of Fieldcrest Cannon, Inc., a Delaware corporation (the "Company"). Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. Copies of this proxy statement and accompanying proxy card will first be mailed to stockholders on or about March 27, 1996.
     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by personal interview, telephone or other methods of telecommunication. The Company has retained Morrow & Company, Inc. ("Morrow") to assist in such solicitation. The Company has been advised that the fee of Morrow is estimated not to exceed $4,000, plus reasonable out-of-pocket costs and expenses.
     When the enclosed proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon, or if no direction is indicated, it will be voted in favor of the election of the eight nominees for director identified below and in favor of the ratification of the selection of Ernst & Young LLP as independent accountants. Any stockholder giving a proxy has the power to revoke it at any time before it is voted.
     Only the holders of Common Stock of record at the close of business on March 20, 1996, will be entitled to vote at the meeting. On that date 8,954,426 shares of Common Stock having one vote each were outstanding.
     Under the Company's Amended and Restated By-Laws and applicable law, the holders of a majority of the shares of capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 1996 annual meeting of stockholders. Abstentions, votes withheld for director nominees and shares held of record by a broker, as nominee ("Broker Shares"), that are voted on any matter will be included in determining the number of shares present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting. Under the Company's Restated Certificate of Incorporation, each proposal to be presented to stockholders for their consideration at the 1996 annual meeting will be approved if the holders of a majority of the votes which may be cast vote in favor of such proposal. Abstentions, votes withheld for director nominees and Broker Shares that are not properly voted will have the same effect as negative votes with respect to each proposal.

                            I. ELECTION OF DIRECTORS
     The Company's By-Laws provide that the number of directors of the Company shall be determined by resolution of the Board of Directors. The Board of Directors presently consists of nine directors. Eight persons have been nominated to serve for one-year terms and until their successors have been duly elected and qualified. Each nominee for director has indicated a willingness to being named in the proxy statement and to serve if elected, and the persons named as proxies intend to vote for such nominees absent instructions to the contrary on the enclosed proxy. However, if any nominee for director becomes unavailable for election, the persons named on the enclosed proxy intend to vote for such other person as the Board of Directors may recommend in his place. Each nominee is currently a director of the Company and has served as such since the year set forth in the table below. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. Tom H. Barrett, presently a director, has indicated that he will not serve beyond his current term. Mr. Barrett's seat on the Board will constitute a vacancy which the Board may fill at a later date in accordance with the Company's By-Laws.

                                                           Director
Name and Age                                                Since     Board Committee Memberships
James M. Fitzgibbons, 61................................     1985     Executive
William E. Ford, 70.....................................     1993     Audit; Retirement Review
John C. Harned, 68......................................     1985     Audit; Compensation; Executive; Retirement
                                                                        Review
Noah T. Herndon, 64.....................................     1995     Audit; Retirement Review
S. Roger Horchow, 67....................................     1994     Audit; Nominating
W. Duke Kimbrell, 71....................................     1993     Executive; Compensation; Nominating
C. J. Kjorlien, 79......................................     1989     Audit; Retirement Review; Nominating
Alexandra Stoddard, 54..................................     1995

     JAMES M. FITZGIBBONS was appointed Chairman of the Company's Board of Directors and Chief Executive Officer on October 15, 1990. Mr. Fitzgibbons served as President of Amoskeag Company (from March 9, 1987 until March 6, 1992) and previously served as President and a Director of Howes Leather Company, Inc., a company which manufactures sole leather for the shoe industry. Mr. Fitzgibbons continues to serve as Chairman of Howes Leather Company, Inc., and is also a Trustee of Dreyfus Laurel Funds, which provides a variety of investment services through a series of mutual funds, and a Director of Barrett Resources Corporation, an oil and gas exploration company.
     WILLIAM E. FORD was appointed the Goodyear Executive Professor at Kent State University's College of Business Administration and Graduate School of Management in January 1994, and is presently teaching a course entitled "Strategy and Operations in a Global Economy." Mr. Ford has served as President of Bejai, Inc., a venture capital company, since 1991. He served as President of VMI, a Dutch Company producing high tech equipment for the tire industry, from 1986 until 1991. In addition, he has served as a consultant on international ventures to the United Nations and as a senior advisor to a development project in China.
     JOHN C. HARNED has been President of Bedford Advisors, Inc., a corporate financial consulting company, for more than five years. Mr. Harned also has served as Vice President of Dartmouth College and Executive Vice President and Chief Financial Officer of Penn Central Corporation.
     NOAH T. HERNDON has been a partner for more than five years of Brown Brothers Harriman & Co., a private commercial bank and investment advisory and stock brokerage firm. Mr. Herndon served as a Director of the Company from 1982 through 1993. Mr. Herndon is also a Director of Watts Industries, Inc., National Auto Credit, Inc., and Zoll Medical Corporation.
     S. ROGER HORCHOW has served as Chairman of R. Horchow Productions, Inc. since 1990. He was Chairman of the Horchow Collection from 1973 until 1990. He has been active in numerous civic and charitable organizations and has produced the award winning Broadway play Crazy for You. He is also a Director of the Dallas Symphony, Public Radio International, White House Endowment Fund, Smithsonian Institution, American Institute for Public Service, Friends of Art and Preservation in Embassies, Better Business Bureau of Dallas and serves on the Board of Governors of the Yale University Art Gallery.

     W. DUKE KIMBRELL has been Chairman of the Board, Chief Executive Officer, and a Director of Parkdale Mills, Inc., a textile manufacturer, since 1961. He is also a Director of Inman Mills, Wrap Spun Yarns, North Carolina State Textile Foundation, and Acme Petroleum and Fuel Company.
     C. J. KJORLIEN was President of West Point-Pepperell, Inc. for a number of years prior to his retirement in 1986. He is also a Director of Johnston Industries, Inc. and Service America, Inc.
     ALEXANDRA STODDARD is President of Alexandra Stoddard Incorporated, founder and President of Design and Art Society, Ltd., and a Dame of the American Society of the Order of St. John, designated by Queen Elizabeth II. Mrs. Stoddard is an acclaimed philosopher of contemporary lifestyle whose unique positive insights inspire a large international audience. She has published 15 books, the most recent of which is The Art of the Possible -- The Path from Perfectionism to Balance and Freedom.

                               SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
     The Company knows of no one who beneficially owns in excess of five percent of a class of the Company's voting securities except as set forth in the table below. Except as indicated in the footnotes, each shareowner set forth below has, to the best of the Company's knowledge, the sole power to vote and to dispose of the shares beneficially owned by such shareowner. Common Stock has one vote per share.

                                                                     Amount and
                                                                     Nature of
Title of                                                             Beneficial            Percent
Class          Name and Address of Beneficial Owner                  Ownership             of Class
Common Stock   The Prudential Insurance Company                      1,185,321  (1)           12.8%
               of America
               Prudential Plaza
               Newark, New Jersey 07102-3777
Common Stock   Gabelli Funds, Inc.                                   1,106,795  (2)           11.9%
               One Corporate Center
               Rye, New York 10580-1434
Common Stock   ICM Asset Management, Inc.                              550,220  (3)            6.1%
               601 W. Main Ave. Ste. 917
               Spokane, WA 99201

(1) According to information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1995, The Prudential Insurance Company of America is the beneficial owner of 1,185,321 shares of the Company's Common Stock (including shares that may be acquired upon the conversion of the Company's Convertible Preferred Stock and 6% Convertible Subordinated Debentures) and has sole voting and dispositive power with respect to 316,900 of these shares.
(2) According to information contained in a statement on Schedule 13D filed with the Securities and Exchange Commission, as of December 20, 1995, Gabelli Funds, Inc., GAMCO Investors, Inc., Safety Railway, and Mario J. Gabelli had the sole dispositive power over 1,106,795 shares of the Company's Common Stock (including 371,295 shares that may be acquired upon the conversion of $16,430,000 principal amount of the Company's 6% Convertible Subordinated Debentures) and sole voting power with respect to 1,001,295 of these shares. Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons, and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mr. Gabelli.
(3) According to information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1995, ICM Asset Management, Inc. is the beneficial owner of 550,220 shares of the Company's Common Stock and has sole voting and dispositive power with respect to 290,900 of these shares.

Security Ownership of Management
     The following table sets forth certain information with respect to the beneficial ownership at March 20, 1996, of each class of equity securities of the Company, by each director, nominee for director and executive officer named in the Summary Compensation Table under the heading "Executive Compensation," below, and for all directors and executive officers of the Company as a group. Unless otherwise indicated, the individuals named below hold sole voting power and investment power as to the shares.

                                                                                        Shares Beneficially
                                                                                     Owned as of March 20, 1996
                                                                                         Fieldcrest Cannon
                                                                                            Common Stock
                                                                                 No. of                    Percent
Directors                                                                        Shares                    of Class
Tom H. Barrett................................................................     6,000(1)                      *
James M. Fitzgibbons..........................................................    86,088(2)(3)(4)(5)             *
William E. Ford...............................................................     3,700(6)                      *
John C. Harned................................................................    11,000(2)                      *
Noah T. Herndon...............................................................     8,000(7)                      *
S. Roger Horchow..............................................................     3,000(6)                      *
W. Duke Kimbrell..............................................................   305,282(6)(8)                3.41%
C. J. Kjorlien................................................................    28,000(2)                      *
Alexandra Stoddard............................................................     --                            *
Non-Director Executives:
Robert E. Dellinger...........................................................    24,133(4)(5)                   *
Thomas R. Staab...............................................................    22,458(4)(5)                   *
Kevin M. Finlay...............................................................    20,490(4)(5)                   *
M. Kenneth Doss...............................................................    12,385(4)(5)                   *
All directors and executive officers of the Company as a group
 (17 persons, including the ones listed above)................................   539,800(9)                   5.92%

* Represents less than 1%.
(1) Includes 5,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(2) Includes 8,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(3) Includes 20,000 shares of Common Stock covered by an option that the Company granted to Mr. Fitzgibbons pursuant to a Stock Option Agreement dated as of September 11, 1991 between the Company and Mr. Fitzgibbons. The option is exercisable at $14.875 per share, which was the closing price per share of the Common Stock on the New York Stock Exchange on September 11, 1991, and may be exercised in whole or in part at any time before September 10, 1998, provided Mr. Fitzgibbons is on the date of exercise an employee of the Company. In the event of his death, the option will terminate unless exercised by Mr. Fitzgibbons' legal representative within 12 months after the date of death. The number of shares subject to the option and the option price may be adjusted in the event of certain changes in the Common Stock in order to prevent dilution or enlargement of Mr. Fitzgibbons' rights under the option.
(4) Includes outstanding shares of stock granted under the Long-Term Incentive Plan as of March 20, 1996.
(5) Includes shares which may be purchased within 60 days upon the exercise of options granted under the 1995 Employee Stock Option Plan (the "1995 Stock Option Plan"). Shares which may be purchased by the Named Executives are as follows: J. M. Fitzgibbons -- 15,000 shares; R. E. Dellinger -- 11,250 shares; K. M. Finlay -- 11,250 shares; T. R. Staab -- 11,250 shares; and M.
    K. Doss -- 2,075 shares.
(6) Includes 3,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.
(7) Includes 2,000 shares of Common Stock which may be purchased upon the exercise of options granted under the Director Stock Option Plan.

(8) Includes 50,000 shares owned by daughters of Mr. Kimbrell and 51,282 shares that may be acquired upon the conversion of 30,000 shares of $3.00 Convertible Preferred Stock owned by Parkdale Mills, Inc., of which Mr. Kimbrell is an owner and the Chairman of the Board and Chief Executive Officer. Mr. Kimbrell shares voting and investment power as to all the shares owned by Parkdale Mills.
(9) Includes 40,000 shares of Common Stock that may be purchased by directors upon the exercise of options granted under the Director Stock Option Plan, 53,400 shares of Common Stock that may be purchased by employees within 60 days upon the exercise of options granted under the 1995 Stock Option Plan, 31,172 shares that have been granted to directors and executive officers under the Long-Term Incentive Plan and 20,000 shares covered by the option granted to Mr. Fitzgibbons as described in note (3).
                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
     During 1995, the Board of Directors held nine meetings. Each director attended more than 75 percent of the 1995 Board meetings and meetings of Board Committees of which they were a member.
     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the By-Laws of the Company. The Board of Directors has established an Executive Committee, Audit Committee, Compensation Committee, Retirement Review Committee and Nominating Committee.
     The Executive Committee may exercise, during intervals between meetings of the Board, all the powers of the Board of Directors except to the extent limited by law. The Executive Committee consists of four members and did not meet during 1995.
     The Audit Committee consists of five members who are not salaried employees and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members. During 1995, the Audit Committee held four meetings. The functions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of the audit when completed, the auditors' letter on their observations and recommendations to the Company and their fees for services performed. The Committee also reviews the results of the annual audit with management, both jointly with the independent auditors and separately, reviews financial statements and filings with the Securities and Exchange Commission, discusses with management the adequacy of internal controls, monitors the work of the Company's Internal Audit Department and reports to the entire Board with respect to audit-related matters.
     The Compensation Committee consists of three non-employee directors and met twice during 1995. The functions of the Committee are to review the compensation of the Company's corporate officers and to make adjustments with respect thereto. The Compensation Committee also administers other aspects of the Company's executive compensation program and makes recommendations to the full Board with respect to compensation for Board service.
     The Retirement Review Committee consists of four members and met six times during 1995. This Committee monitors, reviews and reports to the Board on the Company's defined benefit and contribution plans, and any future, new or substituted plans, the level of benefits provided and proposed thereunder, and the investment of assets by investment managers of such plans.
     The Nominating Committee consists of four members and met informally from time to time during 1995. The function of the Committee is to make recommendations to the full Board as to the desirable number of directors and candidates to fill any positions on the Board. The Committee will consider candidates suggested by stockholders of the Company, and suggestions for candidates, accompanied by biographical information for evaluation and certain other information, should be sent to the Secretary of the Company at the address appearing on the first page of this Proxy Statement. See "Stockholder Proposals."
                           COMPENSATION OF DIRECTORS
     Non-employee directors of the Company are paid quarterly retainers of $4,500 and a fee of $1,000 for each Board or Committee meeting attended, except that Committee Chairmen are paid a fee of $1,500 per Committee meeting. Non-employee directors are also paid a fee of $600 for each short telephonic meeting. Directors, including employee directors, are reimbursed for travel and other expenses relating to their functions served as directors. In addition, the Company presently has a consulting arrangement with C. J. Kjorlien pursuant to which Mr. Kjorlien provides from time to time consulting services to certain executive officers of the Company. During 1995, Mr. Kjorlien received $6,591 in consideration for his services under this arrangement.
Director Stock Option Plan
     Pursuant to the Director Stock Option Plan of Fieldcrest Cannon, Inc., an option for 2,000 shares of Common Stock is granted annually to each person who is a director. The grant is made on the fifth business day after the annual meeting of stockholders. The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the plan. In 1995 options for 16,000 shares were granted at a per share exercise price of $22.125. At March 20, 1996, options to purchase a total of 40,000 shares of Common Stock at exercise prices ranging from $13.000 to $25.625 were outstanding and exercisable under the plan. The purpose of the plan is to encourage and enable directors to acquire or increase their ownership of the Company's Common Stock and to promote a closer identification of their interests with those of the Company and its stockholders.
Director Stock Appreciation Rights Plan
     On May 22, 1994, each non-employee director was granted stock appreciation rights ("SARs") with respect to 1,000 shares of Common Stock under the plan. The SARs may be exercised up to seven years from the grant date for cash equal to the increase in the market value of the Company's Common Stock above $25.625, the closing price on May 22, 1994. At March 20, 1996, SARs with respect to 6,000 shares of Common Stock were outstanding and exercisable.
                             EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the compensation earned by the Chief Executive Officer, the other four most highly compensated executive officers who were serving as executive officers at the end of 1995 and C. L. Kametches who served as an executive officer until his retirement on October 1, 1995 (the "Named Executives") for the years ended December 31, 1995, 1994, and 1993.

                                                                                        Long-Term
                                                                                   Compensation Awards
                                                                                                Securities
                                                                           Restricted           Underlying
          Name and                            Annual Compensation             Stock              Options/
     Principal Position          Year     Salary ($)     Bonus ($)(1)     Awards ($)(2)         SARs (#)(3)
J. M. Fitzgibbons (5)            1995      $531,599        $     --         $      --                62,000/ --
  Chairman and Chief             1994       439,966          74,794            96,646              1,000/30,000
  Executive Officer              1993       515,000         174,998            93,718                 1,000/ --
R. E. Dellinger (5)              1995       248,843              --                --                45,000/ --
  Vice President and             1994       224,503          38,166            49,302                 -- /7,206
  President Bath Division        1993       240,196          81,619            53,615                        --
K. M. Finlay (5)                 1995       215,000              --                --                45,000/ --
  Vice President and             1994       156,667          36,817            34,408                 -- /4,800
  President Bed Division         1993       157,754          53,605            41,564                        --
T. R. Staab (5)                  1995       212,380              --                --                45,000/ --
  Vice President and             1994       191,607          32,573            42,086                 -- /6,150
  Chief Financial Officer        1993       158,050          46,987            41,621                        --
M. K. Doss (5)                   1995       175,321              --                --                 8,300/ --
  Vice President and             1994       158,173          26,889            34,738                 -- /5,077
  Secretary                      1993       169,229          50,311            43,252                        --
C. L. Kametches (6)              1995       186,632              --                --                        --
  Senior Vice President          1994       224,503          38,166            49,302                 -- /7,206
                                 1993       240,196          81,619            53,615                        --

          Name and                  All Other
     Principal Position        Compensation ($)(4)
J. M. Fitzgibbons (5)                $ 4,631
  Chairman and Chief                  34,284
  Executive Officer                   36,296
R. E. Dellinger (5)                    4,142
  Vice President and                  19,691
  President Bath Division             20,258
K. M. Finlay (5)                       3,813
  Vice President and                  12,791
  President Bed Division              11,957
T. R. Staab (5)                        3,772
  Vice President and                  14,830
  Chief Financial Officer             12,155
M. K. Doss (5)                         3,318
  Vice President and                  12,662
  Secretary                           13,404
C. L. Kametches (6)                    3,638
  Senior Vice President               19,691
                                      20,258

(1) The amount shown in this column represents annual bonuses under the Company's Short-term Incentive Compensation Plan. Awards under this plan are at the discretion of the Board of Directors.

(2) Amounts set forth in this column represent the value of shares awarded to the Named Executives during 1995, 1994, and 1993 under the Company's Long-Term Incentive Plan. The value of such shares is determined by multiplying the number of shares of stock earned by the value of the Company's Common Stock at the close of business on the date of award. The number (and value) of shares of stock held by the Named Executives at December 31, 1995 (including 1992 shares which vested on January 2, 1996) is as follows: J. M. Fitzgibbons -- 10,486 shares ($173,019); R. E.
    Dellinger -- 5,728 shares ($94,512); K. M. Finlay -- 4,206 shares ($69,399);
    T. R. Staab -- 4,589 shares ($75,719); and M. K. Doss -- 4,392 shares ($72,468). The Named Executives are entitled to dividends and voting rights with respect to such stock awards as of the grant date.
(3) Includes options granted under the Director Stock Option Plan. In 1995, the Plan was amended to increase the annual option grant to 2,000 shares and to extend the option exercise period to ninety days after termination as a director. J. M. Fitzgibbons received 2,000 options under the plan in 1995 at an option price of $22.125.
    Also includes options granted under the 1995 Stock Option Plan as approved by the Shareowners in 1995. As of March 20, 1996 options to purchase 431,100 shares of Common Stock were outstanding at option prices ranging from $20.625 to $18.750. The number of shares which may be purchased by the Named Executives as of December 31, 1995 is as follows: J. M.
    Fitzgibbons -- 60,000 shares; R. E. Dellinger -- 45,000 shares; K. M.
    Finlay -- 45,000 shares; T. R. Staab -- 45,000 shares; and M. K.
    Doss -- 8,300 shares. Options granted under the 1995 Stock Option Plan are exercisable for a period of ten years from date of grant and vest twenty-five percent one year after grant date and twenty-five percent for each of the subsequent three years.
    Effective March 1, 1994 the Board of Directors initiated a salary reduction plan under which Mr. Fitzgibbons' annual salary was reduced by $100,000 and the annual salaries of all other executive officers were reduced by 10%. In connection with such reduction, stock appreciation rights ("SARs") equal to 300 shares per $1,000 of salary reduction were granted to these employees. The SARs may be exercised up to seven years from the grant date for cash equal to increases in the market value of the Company's Common Stock above $28.50, the closing market value on March 1, 1994. The annual salaries of all executive officers were increased as of January 1, 1995 by the amount of the March 1, 1994 reduction.
(4) The amount shown in this column consists of deferred compensation allocated by the Company to the account of the Named Executives under the Executive Capital Accumulation Plan, a nonqualified deferred compensation profit sharing plan, and the value of Common Stock as of the grant date representing the Company match under the Company's Retirement Savings Plan. The account balance in the Capital Accumulation Plan of each of the Named Executives at December 31, 1995 is as follows: J. M. Fitzgibbons -- $102,129; R. E. Dellinger -- $63,989; and K. M. Finlay -- $35,353; T. R.
    Staab -- $38,129; M. K. Doss -- $42,185; and C. L. Kametches -- $64,505. The
    number (and value) of shares held by each of the Named Executives at December 31, 1995 in the Company's Retirement Savings Plan is as follows: J.
    M. Fitzgibbons -- 602 shares ($9,939); R. E. Dellinger -- 560 shares ($9,248); K. M. Finlay -- 454 shares ($7,496); T. R. Staab -- 466 shares
    ($7,691); M. K. Doss -- 443 shares ($7,315); and C. L. Kametches -- 523 shares ($8,630). The Named Executives are entitled to dividends and voting rights with respect to shares held in the plan.
(5) Certain executives of the Company are parties to agreements under which they are entitled to a lump-sum payment of an amount based on their base salary in the event of a change in control of the Company. Under the agreements, upon a change in control of the Company, the following executive officers will be entitled to receive a lump-sum payment of their base salary otherwise payable over the following number of years: J. M. Fitzgibbons, 3 years; R. E. Dellinger, 2 years, K. M. Finlay, 2 years; T. R. Staab, 2 years; and M. K. Doss, 2 years.
(6) Mr. Kametches retired under the Company's Early Retirement Program effective October 1, 1995.
Option/SAR Grants in Last Fiscal Year
     The following table sets forth certain information with respect to the stock options granted to the Named Executives during 1995, including the potential realizable value of such options at assumed annual rates of stock price appreciation of 5% and 10% for the option terms.

                                                                                                             Potential
                                          Individual Grants                                                  Realizable
                                                   % of Total                                             Value at Assumed
                                 Number of        Options/SARs,                                           Annual Rates of
                                 Securities        Granted to                                               Stock Price
                                 Underlying       Employees in         Exercise                           Appreciation for
                                Options/SARs         Fiscal            or Base           Expiration         Option Term
Name                           Granted (#)(a)        Year(b)         Price ($/sh)           Date               5% ($)
J. M. Fitzgibbons                 2,000/ --          12.5%/ --      $   22.125/ --      4-30-2002/ --     $     18,014/ --
 Chairman and Chief Executive    60,000/ --          14.9%/ --          22.375/ --      4-22-2005/ --          844,291/ --
 Officer
R. E. Dellinger                  45,000/ --          11.2%/ --          22.375/ --      4-22-2005/ --          633,218/ --
 Vice President and President
 Bath Division
K. M. Finlay                     45,000/ --          11.2%/ --          22.375/ --      4-22-2005/ --          633,218/ --
 Vice President and President
 Bed Division
T. R. Staab                      45,000/ --          11.2%/ --          22.375/ --      4-22-2005/ --          633,218/ --
 Vice President and Chief
 Financial Officer
M. K. Doss                        8,300/ --           2.1%/ --          22.375/ --      4-22-2005/ --          116,794/ --
 Vice President and Secretary
Name                                 10% ($)
J. M. Fitzgibbons                $    41,981/ --
 Chairman and Chief Executive      2,139,599/ --
 Officer
R. E. Dellinger                    1,604,699/ --
 Vice President and President
 Bath Division
K. M. Finlay                       1,604,699/ --
 Vice President and President
 Bed Division
T. R. Staab                        1,604,699/ --
 Vice President and Chief
 Financial Officer
M. K. Doss                           295,978/ --
 Vice President and Secretary

(a) The number of options set forth in this table represents options granted under the Company's Director Stock Option Plan and 1995 Stock Option Plan. Options granted under this Director Stock Option Plan are exercisable immediately for a period of seven years from the date of grant. See "Compensation of Directors -- Director Stock Option Plan" for more information with respect to the terms and conditions of options granted under the Director Stock Option Plan. Options granted under the 1995 Stock Option Plan are exercisable for a period of ten years from date of grant and vest twenty-five percent one year after grant date and twenty-five percent for each of the subsequent three years.
(b) Percent of total options granted to J. M. Fitzgibbons includes options granted to non-employee directors.
Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
     The following table sets forth the number of unexercised options and SARs held by the Named Executives at December 31, 1995 and the value of such options and SARs at December 31, 1995, as represented by the positive spread between the exercise price of such options and the value of shares of the Company's Common Stock at December 31, 1995. No options and SARs were exercised by any of the Named Executives during 1995.

                                                                                               Value of Unexercised
                                                              Number of Securities                 In-the-Money
                                                             Underlying Unexercised                Options/SARs
                                                             Options/SARs at FY-End                 at FY-End
                                                             December 31, 1995 (#)            December 31, 1995 ($)
Name                                                      Exercisable     Unexercisable    Exercisable    Unexercisable
J. M. Fitzgibbons                                        28,000/30,000      60,000/ --      $ 43,000/0          0/ --
  Chairman and Chief Executive Officer
R. E. Dellinger                                              -- /7,206      45,000/ --           -- /0          0/ --
  Vice President and President Bath Division
K. M. Finlay                                                 -- /7,138      45,000/ --           -- /0          0/ --
  Vice President and President Bed Division
T. R. Staab                                                  -- /6,150      45,000/ --           -- /0          0/ --
  Vice President and Chief Financial Officer
M. K. Doss                                                   -- /5,077       8,300/ --           -- /0          0/ --
  Vice President and Secretary
C. L. Kametches                                              -- /7,206         -- / --           -- /0        -- / --
  Senior Vice President

Retirement Plan for Salaried Employees
     Each of the Named Executives listed in the summary compensation table and all other salaried employees are participants in this plan. The plan is a qualified, defined benefit plan which, until January 1, 1981, was contributory on the part of the participants. For the calendar year 1995, the Company's aggregate contribution for all participants in the plan amounted to approximately 5.89% of the total plan compensation of the participants. Plan compensation of participants is limited to base salary and incentive bonuses earned and specifically excludes items required to be added to W-2 wages such as moving expenses and other similar forms of compensation. The plan provides benefits upon early or normal retirement of the Named Executives and employees.
     Upon normal retirement at age 65 or early retirement, the participant is paid a monthly pension by the plan trust based on years of participation in the plan. The participant's annual benefit at normal retirement is 1.5% of career average earnings, as defined, times the number of years of service up to a maximum of 20 years, plus .75% of career average earnings times the number of years of service in excess of 20 years. The normal form of benefit is a life annuity. Actuarially computed reductions in vested benefits are made in the event of early retirement or termination. The table below illustrates the estimated annual pension benefit payable by the Company under this formula to a person at normal retirement based on specified average salary "Remuneration" and years of service classifications.

                                       Years of Service
Remuneration     15 Years     20 Years     25 Years     30 Years     35 Years
   125,000         28,125       37,500       42,188       46,875       51,563
   150,000         33,750       45,000       50,625       56,250       61,875
   175,000         39,375       52,500       59,063       65,625       72,188
   200,000         45,000       60,000       67,500       75,000       82,500
   225,000         50,625       67,500       75,938       84,375       92,813
   250,000         56,250       75,000       84,375       93,750      103,125
   300,000         67,500       90,000      101,250      112,500      123,750
   350,000         78,750      105,000      180,000      131,250      144,375
   400,000         90,000      120,000      135,000      150,000      165,000
   450,000        101,250      135,000      151,875      168,750      185,625
   500,000        112,500      150,000      168,750      187,500      206,250
   550,000        123,750      165,000      185,625      206,250      226,875
   600,000        135,000      180,000      202,500      225,000      247,500
   700,000        157,500      210,000      236,250      262,500      288,750
   800,000        180,000      240,000      270,000      300,000      330,000
   900,000        202,500      270,000      303,750      337,500      371,250

     The Company funds the entire cost of the plan by periodic contributions to the Fieldcrest Cannon, Inc. Retirement Plan Trust, which are determined on an actuarial basis. To the extent that the annual retirement benefit exceeds certain limits established by the Internal Revenue Code of 1986, as amended (the "Code"), for payments from qualified trust funds, the difference will be paid from the general operating funds of the Company in accordance with the Company's Excess Benefit Plan described below. The Company's contributions are not allocated to the account of any particular employee. Officers participate in the plan on the same basis as approximately 1,900 other salaried employees of the Corporation.
     To protect employees (including the Named Executives) from the loss of benefits resulting from these limitations imposed by the Code, the Company sponsors a non-qualified plan, the Fieldcrest Cannon, Inc. Excess Benefit Plan (the "Excess Benefit Plan"). Should benefits under the Retirement Plan otherwise payable to participating employees be reduced to comply with these limitations, the Excess Benefit Plan will pay to such employees the difference between the benefits actually paid under the Retirement Plan and the benefits which would have been paid thereunder if the limitations had not been in effect. Payments are made to participants in the Excess Benefit Plan in the same manner and at the same time or times as under the Retirement Plan.
     At December 31, 1995, the credited service for pension calculations for the Named Executives was as follows: J. M. Fitzgibbons -- 4 years; R. E.
Dellinger -- 10 years; K. M. Finlay -- 25 years; T. R. Staab -- 15 years; M. K. Doss -- 18 years; and C. L. Kametches -- 35 years.
     Credited compensation covered by either the Retirement Plan or the Excess Benefit Plan for 1995 for the Named Executives listed in the summary compensation table was as follows: J. M. Fitzgibbons -- $606,393; R. E. Dellinger -- $287,009; K. M. Finlay -- $251,817; T. R. Staab -- $244,953; M. K.
Doss -- $202,210; and C. L. Kametches -- $224,798. Directors who are not employees are not eligible to participate in the plan.
     The benefit amounts in the table shown above are not subject to deduction for Social Security benefits or other offset amounts.

                               Performance Graph
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group, constructed by the Company, consisting of four corporations (Fieldcrest Cannon, Inc., Crown Crafts, Inc., Springs Industries, Inc., and Thomaston Mills, Inc.) that are engaged principally in the manufacture and sale of home furnishing textile products.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

           AMONG FIELDCREST CANNON, INC., S&P 500 INDEX & PEER GROUP

                       1990       1991     1992       1993       1994      1995

Fieldcrest Cannon      100        187      275        372        385       249
S&P 500                100        142      194        214        209       191
Peer Group             100        130      140        155        157       215



                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Named Executives and the other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for 1995.
Executive Compensation Policies
     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board consisting of non-employee directors. The Committee's executive compensation policies are to motivate key senior executives to achieve short-term and long-term goals, while providing competitive levels of compensation that will assist the Company in attracting and retaining qualified executives. As discussed below, these policies are implemented through annual bonuses paid under short-term incentive compensation criteria established each year by the Committee (the "Annual Bonus" or "Annual Bonuses"), awards of stock under the Long-Term Incentive Plan (the "Long-Term Plan"), the grant of options to purchase stock under the 1995 Stock Option Plan, the payment of deferred compensation paid pursuant to the Executive Capital Accumulation Plan (the "Capital Accumulation Plan") and the payment of base salaries at a level that is consistent with the incentive-based aspects of the Committee's policies.

Relationship of Corporate Performance to Executive Compensation
     The key mechanism of the Committee's incentive-based compensation policies are the Annual Bonuses, which are paid to the Company's executive officers if the Company achieves a minimum return on equity ("ROE") for the year. The Committee believes that ROE usually provides a reasonably accurate comparison of corporate performance with that of the Company's peers. The criteria for Annual Bonuses for 1995 provided that each of the Company's executive officers could earn a bonus equal to certain specified percentages of his base salary, depending on the Company's ROE for the year. Based on the ROE achieved by the Company for 1995, the Named Executives received no bonuses for 1995.
     The Committee believes that stock ownership and stock based compensation are important tools to improve the Company's long-term performance and enhance stockholder value and has used awards of Common Stock under the Long-Term Plan and the 1995 Stock Option Plan to help achieve this goal.
     Share awards under the Long-Term Plan vest after four years of continued employment (or earlier in the event of death, disability or normal retirement). Accordingly, executives who receive awards of shares are motivated to improve corporate performance and increase stockholder value on a long-term basis. By this means, the interests of such executives are further aligned with those of the Company's stockholders. In determining the amount of shares of stock to be awarded, the Committee considers, in addition to the incentive-based purpose of the plan, the recent performance of the Company and other factors such as whether actions during the year that promote long-term goals of the Company may have been at the expense of short-term performance, thereby reducing ROE and the amount of the Annual Bonuses. Based on the ROE achieved by the Company for 1995, the Named Executives received no shares for 1995.
     The Company's 1995 Stock Option Plan is designed to promote a closer identification of the interests of executive officers with those of the stockholders and stimulate efforts to enhance stockholder value. Options to purchase 258,600 shares were granted to executive officers under this plan in 1995. One executive of the Company also is a director and, accordingly, participates in the Company's Director Stock Option Plan. Under this plan, each director is automatically awarded an annual option to purchase 2,000 shares, which may be exercised during a term of seven years.
     The Capital Accumulation Plan also is designed to motivate the Company's executives to improve corporate performance. The plan provides for the Company to credit to the executives' deferred compensation accounts, as of each December 31, an aggregate amount as determined with respect to each Plan Year in the discretion of the Committee. This aggregate amount is allocated among the several executives' accounts pro rata based on their relative compensation. Amounts credited to the accounts of the Named Executives for 1994 and 1993 are set forth in the Summary Compensation Table. Based on the ROE achieved by the company for 1995, the Named Executives received no credits to their deferred compensation accounts.
     The base salaries of the Company's executives are generally set at levels that will attract and retain qualified executives, taking into account the Compensation Committee's desire to link a significant percentage of an executive's compensation to corporate performance. Year-to-year adjustments are made on a subjective basis each year based on a number of factors, including the Company's performance and company-wide salary adjustments. Effective January 1, 1995 the annual salaries of all executive officers were increased by the amount of a salary reduction plan the Board of Directors had initiated on March 1, 1994. Under this plan Mr. Fitzgibbons annual salary had been reduced by $100,000 and the annual salaries of all other executive officers had been reduced by 10%. The salary increases reflect improved Company performance in 1994 relative to prior years.
Compensation Paid to the Chief Executive Officer
     1995 compensation paid to J. M. Fitzgibbons, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described above.
     In April 1995, the Committee awarded Mr. Fitzgibbons the option to purchase 60,000 shares of Common Stock under the 1995 Stock Option Plan at an option price of $22.375. Options granted under the 1995 Stock Option Plan are exercisable for a period of ten years from date of grant and vest twenty-five percent one year after grant date and twenty-five percent for each of the subsequent three years.

     The foregoing report is submitted by the members of the Compensation Committee.

Tom H. Barrett
John C. Harned
W. Duke Kimbrell

             II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Board of Directors of the Company, upon the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year 1996, subject to ratification by the stockholders. This firm has audited the accounts of the Company since its organization and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of independent auditors. Ernst & Young LLP representatives are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.
     The Board of Directors recommends a vote "FOR" ratification.
                             STOCKHOLDER PROPOSALS
     Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Kannapolis, North Carolina, not later than November 22, 1996.
                                 OTHER MATTERS
     The shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions, if any, given therein. The Company does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.
                                          By Order of the Board of Directors,
                                          M. KENNETH DOSS
                                          Secretary
One Lake Drive
Kannapolis, North Carolina 28081
March 27, 1996
                                       14

*******************************************************************************

                           APPENDIX

FIELDCREST CANNON, INC.                                     Common Stock Proxy
Kannapolis, North Carolina 28081
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       The undersigned hereby appoints James M. Fitzgibbons proxy, with power of substitution, and all powers the undersigned would possess if personally present to vote at the meeting of stockholders of Fieldcrest Cannon, Inc. called to be held at 801 Front Avenue, Columbus, Georgia, April 29, 1996 at 10 o'clock a.m., and any adjournment thereof, upon the following matters, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged, and in their discretion upon other matters properly coming before the meeting:

   I. Election of Directors

      FOR          James M. Fitzgibbons, William E. Ford, John C. Harned,
      [ ]          Noah T. Herndon, S. Roger Horchow, W. Duke Kimbrell, C. John
                   Kjorlien, Alexandra Stoddard

      VOTE WITHHELD   To withhold authority to vote for any individual nominee
      [ ]             strike a line through the nominee's name in the list
                      above.

  II. FOR  AGAINST  ABSTAIN  Ratification of the Board of Directors' selection
      [ ]    [ ]      [ ]    of Ernst & Young LLP, independent accountants, as
                             auditors for the Company.

 III. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   (Continued and to be signed on reverse side)

THIS PROXY IS ENTITLED TO ONE VOTE PER SHARE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                     1996
Date                           Signature


                               Signature if held jointly



                                              Common Stock
                                  This Proxy is entitled to one vote per share.

Please, Date, Sign and Mail This Proxy in the Enclosed Envelope. No Postage is Required.